Exhibit 99.1
Wyndham Worldwide Reports Solid Second Quarter 2008 Results
Net revenues increased 3% to $1.1 billion
EBITDA growth in all three businesses
Adjusted EPS up 8% to $0.53
PARSIPPANY, N.J. (July 31, 2008) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2008.
SECOND QUARTER 2008 HIGHLIGHTS:
•	Second quarter 2008 revenues were $1.1 billion, an increase of 3% from second quarter 2007.
•	System-wide revenue per available room (RevPAR) increased 1.4% in the second quarter of 2008 compared to the second quarter of 2007.

•	Average number of vacation exchange members increased 5%, or 176,000 members, compared to the second quarter of 2007, reaching nearly 3.7 million members.

•	Average net price per vacation rental increased 15% for the second quarter of 2008 compared to the second quarter of 2007, or 5% in constant currency.

•	Gross Vacation Ownership Interest sales increased 2% compared to the second quarter of 2007.
•	Second quarter reported EPS grew by 6%, or 8% on an adjusted basis. Second quarter 2008 net income was $98 million or $0.55 diluted earnings per share. Adjusted net income excluding legacy items was $94 million or $0.53 adjusted diluted earnings per share.

•	As previously announced, the Company completed two securitization transactions involving the issuance of investment grade asset-backed notes in the amount of $200 million by Sierra Timeshare 2008-1 Receivables Funding, LLC and $450 million by Sierra Timeshare 2008-2 Receivables Funding, LLC.

•	The Company completed the acquisition of the Microtel Inns & Suites ® and Hawthorn Suites ® hotel brands for a purchase price of $131 million.

“We delivered solid earnings this quarter despite a challenging global economic environment, reflecting the strength and resilience of our business model,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “While we continue to experience pressure in our industry, the diversity and flexibility of our business model allows us to tailor and execute on our sales and marketing initiatives to navigate this difficult environment. I remain confident in our growth prospects.”
SECOND QUARTER 2008 OPERATING RESULTS
Revenues for the second quarter of 2008 were $1.1 billion, up 3% compared to the second quarter of 2007. The Company also reported EBITDA growth in each of its three business units during the second quarter of 2008, compared to the second quarter of 2007.
Net income for the second quarter of 2008 was $98 million or $0.55 diluted earnings per share, compared to $96 million or $0.52 diluted earnings per share for the second quarter of 2007.
Excluding $4 million in after-tax net benefit from the resolution of, and adjustment to, certain legacy items, adjusted net income for the second quarter of 2008 would have been $94 million, or $0.53 adjusted diluted earnings per share, an 8% increase compared to $89 million, or adjusted diluted earnings per share of $0.49 in the second quarter of 2007. Adjusted net income in the second quarter of 2007 excluded $4 million in after-tax separation and related costs and $11 million in after-tax net benefit from the resolution of, and adjustment to, certain legacy items.
On May 1, 2008, the Company provided second quarter EPS guidance of $0.46-0.48, which assumed $25-$35 million in percentage-of-completion (POC) related deferred revenue. Actual results included $5 million in POC related deferred revenue.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues increased 8% to $200 million in the second quarter of 2008 compared with the second quarter of 2007, reflecting higher international revenues, incremental property management reimbursable revenues and increased revenue generated by the Company’s loyalty program.
System-wide RevPAR increased 1.4% in the second quarter of 2008, reflecting strong international growth of 15.2%, or 8.4% in constant currency, and a decline in domestic RevPAR of 3.7%. Comparable RevPAR increased 0.6% over the prior year period.
Property management reimbursable revenues were $26 million and marketing/reservation revenues, including Wyndham Rewards revenues, were $77 million in the second quarter of 2008, compared to $22 million and $75 million, respectively, in the second quarter of 2007; these items contribute little, if any, EBITDA.

Second quarter 2008 EBITDA grew to $62 million compared to $59 million in the second quarter of 2007.
As of June 30, 2008, the Company’s hotel system consisted of approximately 6,560 properties and 551,500 rooms, of which 20% were international, with a development pipeline of approximately 930 hotels and approximately 109,000 rooms, of which 50% were new construction and over 40% were international.
Vacation Exchange and Rentals (Group RCI)
Revenues increased to $314 million in the second quarter of 2008, a 9% increase compared with the second quarter of 2007, reflecting growth in the average number of members and an increase in the average net price per vacation rental, including favorable currency translations. In constant currency, revenues increased 4% compared to the second quarter of 2007.
Vacation rentals revenues were $153 million, up 12% compared to the second quarter of 2007, or a 3% increase in constant currency. These results reflect a 15% increase in the average net price per vacation rental, or 5% in constant currency, primarily due to favorable mix, and the conversion of an existing Landal park from franchised to a managed property. The gains in the average net price per vacation rental were partially offset by a 2% decline in rental transaction volume which we believe is due to customers booking their vacations closer to the actual travel dates.
Annual dues and exchange revenues were $119 million, up 2% compared to the second quarter of 2007, or a 1% increase in constant currency. The increase was primarily driven by a 5% increase in the average number of members, partially offset by a 3% decrease in the average revenue per member.
Other ancillary revenues were $42 million, up 17% compared to the second quarter of 2007. The increase was primarily due to an adjustment recorded during the second quarter of 2007 that reduced Asia Pacific consulting revenue by $5 million and EBITDA by $6 million.
Second quarter 2008 EBITDA was $54 million, compared to second quarter 2007 EBITDA of $49 million. In constant currency, EBITDA increased $5 million compared to the second quarter of 2007.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest sales were $532 million for the second quarter of 2008, up 2% compared to the second quarter of 2007. This increase was primarily driven by a 3% increase in tour flow.
Consumer finance revenues increased $16 million to $104 million in the second quarter of 2008, up 18% compared to the second quarter of 2007, reflecting continued growth in the portfolio due to higher gross VOI sales.

Reported revenues were $621 million in the second quarter of 2008, down 1% compared to the second quarter of 2007, reflecting a higher provision for loan losses. Deferred revenue under the POC method of accounting was $5 million during both the 2008 and 2007 periods.
EBITDA for the second quarter of 2008 was $112 million, compared to $100 million in the second quarter of 2007, which included $5 million of separation and related costs.
Other Items
Interest expense for the second quarter of 2008 was $18 million, unchanged from the second quarter of 2007. Interest income for the quarter was $3 million, up $1 million from the comparable prior year period. Depreciation and amortization increased $5 million to $46 million reflecting increased capital investments over the past two years.
Balance Sheet Information as of June 30, 2008:
•	Cash and cash equivalents of approximately $240 million compared to approximately $210 million at December 31, 2007

•	Vacation ownership contract receivables, net, of $3.1 billion compared to $2.9 billion at December 31, 2007

•	Vacation ownership and other inventory of approximately $1.3 billion compared to $1.2 billion at December 31, 2007

•	Securitized vacation ownership debt of $2.1 billion, unchanged since December 31, 2007

•	Other debt of $1.6 billion, compared to $1.5 billion at December 31, 2007
A schedule of debt is included in the financial tables section of this press release.
Share Repurchase
The Company repurchased approximately 108,000 shares of stock during the second quarter of 2008 at an average price of $19.74. At June 30, 2008, approximately $155 million remained under the Company’s previously announced share repurchase program.
Outlook
For the third quarter 2008, the Company expects EPS of $0.80 — $0.82 based on weighted average shares of approximately 178 million.
The Company is updating the full-year 2008 guidance as follows:
•	Revenues of $4,525 — $ 4,625 million

•	Adjusted* EBITDA of $900 — $920 million

•	Depreciation and amortization expense of $175 — $185 million

•	Interest expense, net of $75 — $85 million

•	Adjusted* net income of $388 — $414 million

•	Adjusted* EPS of $2.18 — $2.32 based on weighted average shares of approximately 178 million

•	Deferred POC revenue of $70 — $100 million

*	All guidance excludes legacy items, which may have a positive or negative impact on reported results, and rebranding charges.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s second quarter 2008 financial results and outlook for the remainder of 2008 on Thursday, July 31, 2008 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EDT on July 31. The conference call also may be accessed by dialing (888) 395-6878 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (888) 402-8740 beginning at noon EDT on July 31 until 5 p.m. EDT on August 4.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 6,560 franchised hotels and approximately 551,500 hotel rooms worldwide. Group RCI offers its nearly 3.7 million members access to more than 67,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 145 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 33,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the

Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures, financing transactions and the number of hotel rooms the Company intends to add in future periods.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the performance of the financial markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s 2007 Annual Report on Form 10-K, filed with the SEC on February 29, 2008. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President,	Senior Vice President,
Investor Relations	Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), interest income and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and six months ended June 30, 2008 and 2007:

	Three Months Ended June 30,
	2008		2007
	Net Revenues	EBITDA	Net Revenues	EBITDA	(e)
Lodging	$200	$62	$186	$59
Vacation Exchange and Rentals	314	54	288	49
Vacation Ownership	621	112	629	100

Total Reportable Segments	1,135	228	1,103	208
Corporate and Other (a) (b)	(3)	(7)	(3)	3

Total Company	$1,132	$221	$1,100	$211

Reconciliation of EBITDA to Net Income

EBITDA		$221		$211
Depreciation and amortization		46		41
Interest expense		18		18
Interest income		(3)		(2)

Income before income taxes		160		154
Provision for income taxes		62		58

Net income		$98		$96

	Six Months Ended June 30,
	2008		2007
	Net Revenues	EBITDA	Net Revenues	EBITDA	(e)
Lodging	$370	$108	$338	$104
Vacation Exchange and Rentals	654	147	601	134
Vacation Ownership	1,124	120 (d)	1,178	162

Total Reportable Segments	2,148	375	2,117	400
Corporate and Other (a) (c)	(4)	(24)	(5)	2

Total Company	$2,144	$351	$2,112	$402

Reconciliation of EBITDA to Net Income

EBITDA		$351		$402
Depreciation and amortization		90		79
Interest expense		37		35
Interest income		(5)		(5)

Income before income taxes		229		293
Provision for income taxes		89		111

Net income		$140		$182

(a)	Includes the elimination of transactions between segments.

(b)	Includes $7 million and $17 million of a net benefit during the three months ended June 30, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $4 million and $30 million of a net benefit during the six months ended June 30, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Includes an impairment charge of $28 million due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(e)	Includes separation and related costs of $5 million and $2 million for Vacation Ownership and Corporate and Other, respectively, during the three months ended June 30, 2007 and $8 million and $5 million for Vacation Ownership and Corporate and Other, respectively, during the six months ended June 30, 2007.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues
Vacation ownership interest sales	$414	$443	$708	$816
Service fees and membership	424	387	876	790
Franchise fees	136	137	249	251
Consumer financing	104	88	203	169
Other	54	45	108	86

Net revenues	1,132	1,100	2,144	2,112

Expenses
Operating	465	447	905	853
Cost of vacation ownership interests	80	104	140	195
Marketing and reservation	218	207	427	404
General and administrative (a)	152	124	298	245
Separation and related costs (b)	—	7	—	13
Trademark impairment (c)	—	—	28	—
Depreciation and amortization	46	41	90	79

Total expenses	961	930	1,888	1,789

Operating income	171	170	256	323
Other income, net	(4)	—	(5)	—
Interest expense	18	18	37	35
Interest income	(3)	(2)	(5)	(5)

Income before income taxes	160	154	229	293
Provision for income taxes	62	58	89	111

Net income	$98	$96	$140	$182

Earnings per share
Basic	$0.55	$0.53	$0.79	$0.98
Diluted	0.55	0.52	0.79	0.98
Weighted average shares outstanding
Basic	177	181	177	185
Diluted	178	183	178	186

(a)	Includes $7 million and $17 million of a net benefit during the three months ended June 30, 2008 and 2007, respectively, and $4 million and $30 million of a net benefit during the six months ended June 30, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $4 million and $8 million during the three and six months ended June 30, 2007, respectively.

(c)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand. Such amount, net of tax, was $17 million during the six months ended June 30, 2008.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2008	551,100	551,500	N/A	N/A	N/A
	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A
	2005	519,300	516,000	512,000	532,700	N/A

RevPAR	2008	$32.21	$38.87	N/A	N/A	N/A
	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00

Royalty, Marketing and Reservation Revenue (in 000s)	2008	$104,162	$127,238	N/A	N/A	N/A
	2007	$105,426	$129,453	$146,290	$107,870	$489,041
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2008	3,632	3,682	N/A	N/A	N/A
	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209

Annual Dues and Exchange Revenue Per Member	2008	$150.84	$128.91	N/A	N/A	N/A
	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76

Vacation Rental Transactions (in 000s)	2008	387	319	N/A	N/A	N/A
	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300

Average Net Price Per Vacation Rental	2008	$412.74	$477.63	N/A	N/A	N/A
	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2008	$458,000	$532,000	N/A	N/A	N/A
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000

Tours	2008	255,000	314,000	N/A	N/A	N/A
	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000

Volume Per Guest (VPG)	2008	$1,668	$1,583	N/A	N/A	N/A
	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under the CHI Limited joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Royalty, Marketing and Reservation Revenues: Royalty, marketing and reservation revenues are typically based on a percentage of the gross room revenues of each hotel. Royalty revenue is generally a fee charged to each franchised or managed hotel for the use of one of our trade names, while marketing and reservation revenues are fees that we collect and are contractually obligated to spend to support marketing and reservation activities. Marketing and reservation fees are also included in Table 4 within Marketing, Reservation and Wyndham Rewards Revenues.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2008	6,550	6,560	N/A	N/A	N/A
	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A

Marketing, Reservation and Wyndham Rewards Revenues (in 000s) (c)	2008	$62,200	$76,507	N/A	N/A	N/A
	2007	$61,369	$74,575	$84,820	$65,208	$285,973
	2006	$58,572	$70,931	$78,856	$61,135	$269,495
	2005	$45,066	$56,558	$65,812	$58,053	$225,491

Property Management Reimbursable Revenue (in 000s) (d)	2008	$27,128	$26,326	N/A	N/A	N/A
	2007	$15,624	$22,338	$25,612	$28,414	$91,987
	2006	$15,732	$19,935	$17,210	$16,263	$69,142
	2005	$—	$—	$—	$17,291	$17,291

Vacation Ownership
Deferred Revenues (in 000s) (e)	2008	$(81,716)	$(5,240)	N/A	N/A	N/A
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)
	2005	$492	$(9,150)	$(5,856)	$(2,022)	$(16,536)

Provision for Loan Losses (in 000s) (f)	2008	$82,344	$112,669	N/A	N/A	N/A
	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007
	2005	$24,652	$27,754	$44,050	$31,644	$128,101

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Marketing and reservation fees are also included in the above table within royalty, marketing and reservation revenues. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(d)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(e)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(f)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period. Beginning January 1, 2006, the Company recorded such provision as a contra revenue to vacation ownership interest sales on the Consolidated and Combined Statements of Income, as required by Statement of Financial Accounting Standards No. 152, ''Accounting for Real Estate Time-Sharing Transactions.’’ Prior to January 1, 2006, the Company recorded such provision, net of estimated inventory recoveries, as a separate expense line item on the Combined Statements of Income and thus 2005 amounts are not comparable to 2006, 2007 and 2008 amounts.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Securitized vacation ownership debt
Term notes	$1,727	$1,278	$1,435	$1,148	$1,322
Bank conduit facility (a)	354	841	646	777	491

Securitized vacation ownership debt (b)	2,081	2,119	2,081	1,925	1,813
Less: Current portion of securitized vacation ownership debt	284	268	237	304	242

Long-term securitized vacation ownership debt	$1,797	$1,851	$1,844	$1,621	$1,571

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$797	$797	$797	$797	$797
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	145	95	97	133	215
Vacation ownership bank borrowings	196	181	164	148	130
Vacation rentals capital leases	162	165	154	153	147
Other	13	14	14	14	14

Total debt	1,613	1,552	1,526	1,545	1,603
Less: Current portion of debt	207	193	175	159	140

Long-term debt	$1,406	$1,359	$1,351	$1,386	$1,463

(a)	This 364-day vacation ownership bank conduit facility has availability of $1,200 million and expires in October 2008.

(b)	This debt is collateralized by $2,723 million, $2,667 million, $2,596 million, $2,428 million and $2,288 million of underlying vacation ownership contract receivables and related assets at June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively.

(c)	The balance at June 30, 2008 represents $800 million aggregate principal less $3 million of unamortized discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At June 30, 2008, the Company has $67 million of outstanding letters of credit and a remaining borrowing capacity of $688 million.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended June 30, 2008
					Average
			Average	Average	Revenue Per
	Number of	Number of	Occupancy	Daily Rate	Available Room
Brand	Properties	Rooms	Rate	(ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	22,412	65.4%	$128.99	$84.40

Wingate Inn	156	14,289	65.8%	$92.79	$61.09

Ramada	865	107,272	55.4%	$84.75	$46.98

Baymont	210	18,067	51.7%	$65.40	$33.82

AmeriHost Inn	15	954	50.2%	$73.75	$37.02

Days Inn	1,876	152,892	53.3%	$65.70	$35.05

Super 8	2,095	129,738	57.3%	$59.83	$34.31

Howard Johnson	470	45,256	49.4%	$65.12	$32.18

Travelodge	490	36,666	50.9%	$68.83	$35.03

Knights Inn	290	19,544	43.8%	$43.45	$19.03

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	14	4,367	N/A	N/A	N/A

Total	6,563	551,457	54.6%	$71.20	$38.87

	As of and For the Three Months Ended June 30, 2007
					Average
			Average	Average	Revenue Per
	Number of	Number of	Occupancy	Daily Rate	Available Room
Brand	Properties	Rooms	Rate	(ADR)	(RevPAR)

Wyndham Hotels and Resorts	75	19,945	62.7%	$118.17	$74.06

Wingate Inn	154	14,172	69.9%	$91.30	$63.84

Ramada	859	105,299	57.8%	$78.11	$45.12

Baymont	169	14,986	55.4%	$69.77	$38.63

AmeriHost Inn	54	3,673	49.7%	$67.16	$33.35

Days Inn	1,862	150,984	56.3%	$62.63	$35.24

Super 8	2,054	126,450	59.1%	$58.17	$34.39

Howard Johnson	468	44,667	50.7%	$65.05	$32.99

Travelodge	496	37,284	51.4%	$66.25	$34.04

Knights Inn	252	18,019	43.3%	$43.75	$18.93

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	19	6,197	N/A	N/A	N/A

Total	6,462	541,676	56.5%	$67.86	$38.35

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Six Months Ended June 30, 2008
					Average
			Average	Average	Revenue Per
	Number of	Number of	Occupancy	Daily Rate	Available Room
Brand	Properties	Rooms	Rate	(ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	22,412	63.7%	$123.38	$78.62

Wingate Inn	156	14,289	62.0%	$92.35	$57.28

Ramada	865	107,272	52.8%	$82.35	$43.46

Baymont	210	18,067	48.9%	$65.52	$32.06

AmeriHost Inn	15	954	45.5%	$67.98	$30.93

Days Inn	1,876	152,892	49.6%	$63.98	$31.73

Super 8	2,095	129,738	52.9%	$58.43	$30.93

Howard Johnson	470	45,256	46.6%	$64.18	$29.91

Travelodge	490	36,666	48.0%	$68.29	$32.81

Knights Inn	290	19,544	40.9%	$42.27	$17.28

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	14	4,367	N/A	N/A	N/A

Total	6,563	551,457	51.1%	$69.53	$35.55

	As of and For the Six Months Ended June 30, 2007
					Average
			Average	Average	Revenue Per
	Number of	Number of	Occupancy	Daily Rate	Available Room
Brand	Properties	Rooms	Rate	(ADR)	(RevPAR)

Wyndham Hotels and Resorts	75	19,945	65.1%	$113.69	$74.05

Wingate Inn	154	14,172	66.6%	$89.62	$59.64

Ramada	859	105,299	54.0%	$76.51	$41.32

Baymont	169	14,986	52.3%	$66.30	$34.68

AmeriHost Inn	54	3,673	46.0%	$64.99	$29.87

Days Inn	1,862	150,984	51.7%	$61.28	$31.70

Super 8	2,054	126,450	54.2%	$56.37	$30.53

Howard Johnson	468	44,667	47.1%	$63.38	$29.84

Travelodge	496	37,284	48.7%	$63.33	$30.86

Knights Inn	252	18,019	40.8%	$41.88	$17.07

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	19	6,197	N/A	N/A	N/A

Total	6,462	541,676	52.6%	$66.29	$34.87

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2008	June 30, 2008	June 30, 2008
Reported EBITDA	$130	$221	$351
Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	(4)
Trademark impairment (b)	28	—	28

Adjusted EBITDA	$161	$214	$375

Reported PreTax Income	$70	$160	$229
Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	(4)
Trademark impairment (b)	28	—	28

Adjusted PreTax Income	$101	$153	$253

Reported Tax Provision	$(28)	$(62)	$(89)
Resolution of and adjustment to contingent liabilities and assets (c)	—	3	3
Trademark impairment (c)	(11)	—	(11)

Adjusted Tax Provision	$(39)	$(59)	$(97)

Reported Net Income	$42	$98	$140
Resolution of and adjustment to contingent liabilities and assets	3	(4)	(1)
Trademark impairment	17	—	17

Adjusted Net Income	$62	$94	$156

Reported Diluted EPS	$0.24	$0.55	$0.79
Resolution of and adjustment to contingent liabilities and assets	0.01	(0.02)	(0.01)
Trademark impairment	0.10	—	0.10

Adjusted Diluted EPS	$0.35	$0.53	$0.88

Diluted Shares	178	178	178

Note: Amounts may not foot due to rounding.

(a)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended
			Six Months Ended
	March 31, 2007	June 30, 2007	June 30, 2007
Reported EBITDA	$192	$211	$402
Separation and related costs (a)	6	7	13
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	(30)

Adjusted EBITDA	$185	$201	$385

Reported PreTax Income	$139	$154	$293
Separation and related costs (a)	6	7	13
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	(30)

Adjusted PreTax Income	$132	$144	$276

Reported Tax Provision	$(53)	$(58)	$(111)
Separation and related costs (c)	(2)	(3)	(5)
Resolution of and adjustment to contingent liabilities and assets (c)	4	6	10

Adjusted Tax Provision	$(51)	$(55)	$(106)

Reported Net Income	$86	$96	$182
Separation and related costs	4	4	8
Resolution of and adjustment to contingent liabilities and assets	(9)	(11)	(20)

Adjusted Net Income	$81	$89	$170

Reported Diluted EPS	$0.45	$0.52	$0.98
Separation and related costs	0.02	0.02	0.04
Resolution of and adjustment to contingent liabilities and assets	(0.05)	(0.06)	(0.10)

Adjusted Diluted EPS	$0.43	$0.49	$0.91

Diluted Shares	190	183	186

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2008
		Legacy
	As Reported	Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$414			$414
Service fees and membership	424			424
Franchise fees	136			136
Consumer financing	104			104
Other	54			54

Net revenues	1,132	—		1,132

Expenses
Operating	465			465
Cost of vacation ownership interests	80			80
Marketing and reservation	218			218
General and administrative	152	7	(a)	159
Depreciation and amortization	46			46

Total expenses	961	7		968

Operating income	171	(7)		164
Other income, net	(4)			(4)
Interest expense	18			18
Interest income	(3)			(3)

Income before income taxes	160	(7)		153
Provision for income taxes	62	(3	) (b)	59

Net income	$98	$(4)		$94

Earnings per share
Basic	$0.55	$(0.02)		$0.53
Diluted	0.55	(0.02)		0.53

Weighted average shares outstanding
Basic	177	177		177
Diluted	178	178		178

Note: EPS amounts may not foot across due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to the tax effect of the adjustment.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2008
		Legacy		Trademark
	As Reported	Adjustments		Impairment		As Adjusted
Net revenues
Vacation ownership interest sales	$708					$708
Service fees and membership	876					876
Franchise fees	249					249
Consumer financing	203					203
Other	108					108

Net revenues	2,144	—		—		2,144

Expenses
Operating	905					905
Cost of vacation ownership interests	140					140
Marketing and reservation	427					427
General and administrative	298	4	(a)			302
Trademark impairment	28			(28	) (b)	—
Depreciation and amortization	90					90

Total expenses	1,888	4		(28)		1,864

Operating income	256	(4)		28		280
Other income, net	(5)					(5)
Interest expense	37					37
Interest income	(5)					(5)

Income before income taxes	229	(4)		28		253
Provision for income taxes	89	(3	) (c)	11	(c)	97

Net income	$140	$(1)		$17		$156

Earnings per share
Basic	$0.79	$(0.01)		$0.10		$0.88
Diluted	0.79	(0.01)		0.10		0.88

Weighted average shares outstanding
Basic	177	177		177		177
Diluted	178	178		178		178

Note: EPS amounts may not foot across due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2007
		Separation and
		Related		Legacy
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$443					$443
Service fees and membership	387					387
Franchise fees	137					137
Consumer financing	88					88
Other	45					45

Net revenues	1,100	—		—		1,100

Expenses
Operating	447					447
Cost of vacation ownership interests	104					104
Marketing and reservation	207					207
General and administrative	124			17	(b)	141
Separation and related costs	7	(7)	(a)			—
Depreciation and amortization	41					41

Total expenses	930	(7)		17		940

Operating income	170	7		(17)		160
Interest expense	18					18
Interest income	(2)					(2)

Income before income taxes	154	7		(17)		144
Provision for income taxes	58	3	(c)	(6	) (c)	55

Net income	$96	$4		$(11)		$89

Earnings per share
Basic	$0.53	$0.02		$(0.06)		$0.49
Diluted	0.52	0.02		(0.06)		0.49

Weighted average shares outstanding
Basic	181	181		181		181
Diluted	183	183		183		183

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Relates to the tax effect of the adjustments.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2007
		Separation and
		Related		Legacy
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$816					$816
Service fees and membership	790					790
Franchise fees	251					251
Consumer financing	169					169
Other	86					86

Net revenues	2,112	—		—		2,112

Expenses
Operating	853					853
Cost of vacation ownership interests	195					195
Marketing and reservation	404					404
General and administrative	245			30	(b)	275
Separation and related costs	13	(13)	(a)			—
Depreciation and amortization	79					79

Total expenses	1,789	(13)		30		1,806

Operating income	323	13		(30)		306
Interest expense	35					35
Interest income	(5)					(5)

Income before income taxes	293	13		(30)		276
Provision for income taxes	111	5	(c)	(10	) (c)	106

Net income	$182	$8		$(20)		$170

Earnings per share
Basic	$0.98	$0.04		$(0.11)		$0.92
Diluted	0.98	0.04		(0.10)		0.91

Weighted average shares outstanding
Basic	185	185		185		185
Diluted	186	186		186		186

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.